UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): January 24, 2020

Grocery Outlet Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5650 Hollis Street

Emeryville, California 94608

(510) 845-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), in connection with the matters described herein. References to “we” and “our” herein refer to the Company.

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2020, GOBP Holdings, Inc. (the “Borrower”), as borrower, and Globe Intermediate Corp. (“Holdings”), each a wholly owned subsidiary of the Company, entered into an Incremental Agreement (the “Second Incremental Agreement”) with certain of the Borrower’s subsidiaries, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), and the other parties party thereto. The Second Incremental Agreement amended the First Lien Credit Agreement, dated as of October 22, 2018 (as amended by that certain Incremental Agreement dated as of July 23, 2019, the “Existing Credit Agreement”), among the Borrower, Holdings, the lenders party thereto from time to time, the Administrative Agent and the other parties thereto (as previously amended and as amended by the Second Incremental Agreement, the “Amended Credit Agreement”).

The Second Incremental Agreement (i) refinanced the term loans under the Existing Credit Agreement with a replacement $460.0 million senior secured term loan credit facility having an applicable margin of 2.75% for Eurodollar loans and 1.75% for base rate loans, and a maturity consistent with the term loans so refinanced (i.e., maturing October 22, 2025) and (ii) made certain other corresponding technical changes and updates to the Existing Credit Agreement.

Other than as described above, the loans under the Amended Credit Agreement continue to have the same terms as provided under the Existing Credit Agreement. Additionally, the parties to the Amended Credit Agreement continue to have the same obligations set forth in the Existing Credit Agreement.

The foregoing description of the Second Incremental Agreement and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Second Incremental Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Incremental Agreement, dated as of January 24, 2020, among GOBP Holdings, Inc., Globe Intermediate Corp., certain subsidiaries of GOBP Holdings, Inc., the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 104)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

By:	/s/ Pamela B. Burke
Name:	Pamela B. Burke
Title:	Chief Administrative Officer, General Counsel and Secretary

Date: January 24, 2020